SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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UNIVERSAL CAPITAL MANAGEMENT, INC.

(Name of Registrant as Specified In Its Charter)

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UNIVERSAL CAPITAL MANAGEMENT, INC.

2601 Annand Drive, Suite 16

Wilmington, DE 19808

____________ ___, 2011

To our Stockholders:

Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by the holders of the majority of the voting power of Universal Capital Management, Inc.:

The authorization for our Company to file Form N-54C with the Securities and Exchange Commission (the “SEC”) to withdraw our Company's election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

The action will become effective as of the filing of the Form N-54C with the SEC. The holders of a majority of the voting power of the Company and our Board of Directors have authorized our officers to file Form N-54C with the SEC and to execute documents and take other action as is necessary to effect the authorized action. Delaware General Corporation Law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the authorization of our Company to withdraw the Company's election to be treated as a BDC under the 1940 Act as described in this Information Statement.

The attached Information Statement describes, in more detail, the actions being taken and the circumstances surrounding this action. We encourage you to read the Information Statement carefully for further information regarding this action. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about October __, 2011.

This Is Not A Notice Of A Meeting Of Stockholders And No Stockholders' Meeting Will Be Held To Consider The Matters Described Herein.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Very truly yours,

/s/ Michael D. Queen

Michael D. Queen,

Chief Executive Officer

INFORMATION STATEMENT

UNIVERSAL CAPITAL MANAGEMENT, INC.

2601 Annand Drive, Suite 16

Wilmington, DE 19808

____________, 2011

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about ____ __, 2011 to the holders of record as of the close of business on September 19, 2011 (the “Record Date”) of the common stock of Universal Capital Management, Inc. (“Universal” “we,” or “us” or the “Company”).  On September 19, 2011 certain stockholders, directly and indirectly, owning 3,076,300 shares of our outstanding common stock as of September 19, 2011, have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and are sufficient under Delaware General Corporation Law and our certificate of incorporation and bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. No action is requested or required on your part.

GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, De 19808

Telephone No.: (302) 998-8824

Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders with respect thereto.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the written consent of our stockholders owning a majority of the shares of our outstanding common stock, dated September 19, 2011.

WITHDRAWAL OF BDC ELECTION

On September 19, 2011, the holders of a majority of the voting power of the Company's outstanding common stock determined that it was in the best interest of the Company and its stockholders to withdraw its election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). This Information Statement is being provided to stockholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

Our Company will file the Form N-54C notification of withdrawal of election to be regulated as a BDC at least twenty calendar days after this Information Statement is first mailed to our stockholders.  The withdrawal will be effective upon receipt of the Form N-54C notification by the SEC, at which time our Company will no longer be subject to regulation as a BDC.

On February 18, 2005, our Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company (“BDC”). The Company elected BDC status intending to primarily engage in the business of furnishing capital and making available managerial assistance to companies that do not have ready access to capital through conventional financial channels. Commensurate with those goals, the Company commenced its operations.

During 2010 our revenues began to decline and our cash position weakened. Since April 2010, we have been unable to maintain an independent Board of Directors. During the quarterly period ending July 30, 2010 to the date hereof, we have been unable to pay our auditors to review our quarterly and annual reports that we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “1934 Act”); in violation of both the 1934 Act and the 1940 Act. Consequently, for over twelve months, our Company has been non-compliant with certain of the rules and regulations governing the financial reporting items required of BDCs and reporting companies in general. Our Company's violations of the 1934 Act and the 1940 Act may cause our Company to incur certain liabilities, which our management cannot estimate as of this time. However, if these liabilities are incurred, they could have a significant impact on our Company's ability to continue as a going concern.

Our board conducted a review of our non-compliance issues and determined that the Company's significant compliance and remediation costs, in terms of both time and dollars, to continue to operate as a BDC have operated and will continue to operate as an encumbrance on the Company's limited resources. Additionally, another factor that the board considered was that since December 2010, we effectively ceased our operations as a business development company when the last of our management contracts expired and since that time, we have had no active portfolio companies in our portfolio. Since then, our Company’s business structure began to evolve due to economic factors and new opportunities and we now assist and enable entrepreneurs to introduce products to the consumer market.

Accordingly, after careful consideration of the 1940 Act requirements applicable to BDCs, an evaluation of the Company's ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of potential alternative business models, our board determined that continuation as a BDC is not in the best interest of the Company and its stockholders at this time.  On September 19, 2011, pursuant to a written consent, a majority of the voting power of our Company's outstanding common stock voted to approve the recommendation of our board that our Company withdraw its election to be registered as a BDC.

Our Company is required to file with the SEC a Form N-54C to withdraw its election to be registered as a BDC. Subsequent to the filing of the Form N-54C, our Company intends to continue to pursue its business model whereby it serves as a direct response management and marketing company that provides management, accounting and marketing services to its outside clients (the “New Business Model”). Specifically, our Company will assist and enable entrepreneurs to introduce products to the consumer market. This New Business Model employs three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets.

We have no intention to invest in securities or meet the definition of an investment company, as described in Section 3 of the 1940 Act, after filing the Form N-54C and withdrawing our election to be regulated as a BDC.  Upon withdrawal of our BDC election, our company will maintain its registration under the 1934 Act and we will continue to be obligated to file regular reports as required thereunder.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When our Company ceases to be a BDC, our stockholders will lose certain protections, including the following:

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Our  Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

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Our Company will no longer be prohibited from protecting any director or officer against any liability to our Company or our Company's stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that  person's office;

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Our Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

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Our Company will no longer be required to ensure that a majority of the directors are persons who are not “interested persons,” as that term is defined in section 56 of the 1940 Act, and certain persons that would be prevented from serving on our Company's board if it were a BDC (such as investment bankers) will be able to serve on our Company's board;

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Our Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting our Company's ability to issue warrants and options;

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Our Company will be able to change the nature of its business and fundamental investment policies without  having to obtain the approval of its stockholders;

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Our Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

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Our Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder. However, our board of directors will still be subject to customary principles of fiduciary duty with respect to our Company and its stockholders.

Withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(g) of the 1934 Act. Under the 1934 Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act.

EFFECT ON OUR FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited privately held company assets, the effect of the change in method of accounting should not be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code.

Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

VOTING SECURITIES

Although Stockholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this Information Statement, the following generally describes voting rights of Stockholders. As of the Record Date, we had 5,912,426 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to our Company, the operation of which may result in a change in control of our Company.

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS' RIGHTS OF APPRAISAL

Under Delaware General Corporate Law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the Company's withdrawal of election to be registered as a BDC under the 1940 Act, and no stockholder is entitled to appraisal of or payment for their shares of the Company's stock.

CONSENTING STOCKHOLDERS

Pursuant to our bylaws and Delaware General Corporate Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 5,912,426 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote.  Of the total potential 5,912,426 votes, more than 50%, or 2,956,213, is required to pass any stockholder resolution. The consenting stockholders of the Company own 3,076,300 shares of common stock representing a total of 52.03% of the total voting power as of the Record Date. Pursuant to Delaware General Corporation Law, the consenting stockholders voted in favor of the actions described herein in a written consent dated September 19, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock. The address of each person in the table where no other address is specified is c/o Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Owned (1)(2)

Michael D. Queen	605,500(3)	10.24%
Robert G. Oberosler	409,000	6.92%
Joseph Drennan	400,000	6.77%
Theresa Q. Hoffmann	300,000(4)	5.07%
David Bovi (5)	542,900	9.18%

(1)

This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.  On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned and except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 5,912,426 shares outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.
(3)

Includes 600,500 shares owned by Mr. Queen’s wife (of which 395,000 shares are owned by Zenith Holdings, Inc., 155,500 personally in her name, 50,000 shares are owned by Zenith Enterprises) as to which he disclaims beneficial ownership.

(4)	An option to purchase 300,000 shares of the Company’s common stock at $0.20 per share exercisable within 60 days from the date hereof.
(5)	319 Clematis Street, Suite 700, West Palm Beach, FL 33401.

Security Ownership of Management

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and officers and directors as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Owned (1)(2)

Michael D. Queen	605,500	(3)	10.24%
Robert G. Oberosler	409,000		6.92%
Theresa Q. Hoffmann	300,000	(4)	5.07%
Jeffrey P. Muchow	100,000		1.69%
Steven P. Pruitt, Jr.	100,000		1.69%
All executive officers and directors as a group (5 persons)	1,514,500		25.61%

(1)

This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.  On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned and except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 5,912,426 shares outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.
(3)

Includes 600,500 shares owned by Mr. Queen’s wife (of which 395,000 shares are owned by Zenith Holdings, Inc., 155,500 personally in her name, 50,000 shares are owned by Zenith Enterprises) as to which he disclaims beneficial ownership.

(4)	Consists of an option to purchase 300,000 shares of common stock exercisable within 60 days from the date hereof.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this Information Statement.

WHERE YOU CAN FIND OTHER INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.